                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  April 17, 1998




                     CRESCENT REAL ESTATE EQUITIES COMPANY
            (Exact name of Registrant as specified in its Charter)



           Texas                     1-13038                     52-1862813
  (State of Organization)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

      777 Main Street, Suite 2100
           Fort Worth, Texas                                       76102
(Address of Principal Executive Offices)                         (Zip Code)


                                (817) 877-0477
             (Registrant's telephone number, including area code)

     Item 5. Other Events.

     Crescent Real Estate Equities Company (collectively with its subsidiaries, the "Company") and its representatives may make forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 (the "Act")) from time to time. The Company desires to invoke to the fullest extent possible the protections of the Act and the judicially created "bespeaks caution" doctrine with respect to such statements. Accordingly, the Company is filing this Form 8-K, which lists certain factors that in some cases may have affected, and in the future could affect, the Company's actual operating results and could cause such results to differ materially from those in such forward looking statements.

     This list is not necessarily exhaustive, and new risk factors emerge periodically. There can be no assurance that the disclosure herein lists all material risks to the Company at any specific point in time. Many of the important factors discussed below have been disclosed in the Company's previous filings with the Securities and Exchange Commission.

                                  RISK FACTORS

REGIONAL CONCENTRATION OF ASSETS INCREASES EFFECTS OF ADVERSE TRENDS IN CERTAIN MARKETS

     The Company owns a portfolio of real estate assets (the "Properties") including 86 office properties (the "Office Properties") with an aggregate of approximately 30.8 million net rentable square feet, 90 behavioral healthcare facilities (the "Behavioral Healthcare Facilities"), seven full-service hotels with a total of 2,276 rooms and two destination health and fitness resorts that can accommodate up to 452 guests daily (collectively, the "Hotel Properties"), the real estate mortgages relating to and non-voting common stock in five residential development corporations (the "Residential Development Corporations"), which in turn, through joint venture or partnership arrangements, own interests in 12 residential development properties (the "Residential Development Properties") and seven retail properties with an aggregate of approximately 771,000 net rentable square feet (the "Retail Properties"). The Company also owns an indirect 38% interest in each of two partnerships that currently own and operate approximately 80 refrigerated warehouses with an aggregate of approximately 394 million cubic feet (the "Refrigerated Warehouse Investment"). In addition, the Company has entered into a merger agreement, pursuant to which the Company will acquire a corporation that owns four full-service casino/hotels and two riverboat casinos (collectively, the "Casino/Hotel Properties"). A significant portion of the Company's assets are, and revenues are derived from, Properties located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas or other geographic markets in which the Company in the future may acquire substantial assets could have an adverse effect on the financial condition and results of operations of the Company and on the Company's ability to satisfy its obligations as they become due.

COMPANY DOES NOT FULLY CONTROL CERTAIN INVESTMENTS AND CONSEQUENTLY HAS NO CONTROL OVER REVENUES FROM THE INVESTMENTS


     REVENUES FROM HOTELS DEPENDENT ON THIRD-PARTY OPERATORS AND HOSPITALITY INDUSTRY. The Company has leased the Hotel Properties to subsidiaries of Crescent Operating, Inc. ("Crescent Operating"), and such subsidiaries, rather than the Company, are entitled to exercise all rights of the owner of the respective hotel. The Company will receive both base rent and a percentage of gross sales above a certain minimum level pursuant to the leases, which expire between the years 2004 and 2012. As a result, the Company will participate in the economic operations of the Hotel Properties only through its indirect participation in gross sales. To the extent that operations of the Hotel Properties may affect the ability of such subsidiaries to pay rent, the Company also may indirectly bear the risks associated with any increases in expenses. Each of the Hotel Properties is managed pursuant to a management agreement. The amount of rent payable to the Company under the leases with respect to the Hotel Properties will depend on the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase revenues from the Hotel Properties. Accordingly, the Company's results of operations, and ultimately its ability to meet its obligations, will be affected by such factors as changes in general economic conditions, the level of demand for rooms and related services at the Hotel Properties, the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase gross revenues at the Hotel Properties, competition in the hotel industry and other factors relating to the operation of the Hotel Properties. In addition, the Company expects, in accordance with the terms of the Intercompany Agreement (as defined in "-- Conflicts of Interest -- Relationship with Crescent Operating"), to lease any hotel properties that it may acquire in the future to Crescent Operating or any of its subsidiaries which, as lessees of any such hotel properties, will be entitled to exercise all rights of the owner.


     LACK OF CONTROL OF RESIDENTIAL DEVELOPMENT CORPORATIONS AND DIVIDENDS. The Company is not able to elect the boards of directors of the Residential Development Corporations and does not have the authority to control the management and operation of the Residential Development Corporations. As a result, the Company does not have the right to control the timing or amount of dividends paid by the Residential Development Corporations and, therefore, does not have the authority to require that funds be distributed to it by any of these entities. The inability of the Company to control its access to its dividends from the Residential Development Corporations increases the likelihood that such dividends might not be available to the Company, which may adversely affect its results of operations and its ability to meet its obligations.

     AMERICOLD AND URS PARTNERSHIPS CONTROLLED BY THIRD PARTIES. The Company owns, through two subsidiaries (the "Crescent Subsidiaries"), a 38% interest in each of two partnerships, one of which owns Americold Corporation ("Americold") and the other of which owns URS Logistics, Inc. ("URS"). Crescent Operating owns a 2% interest in each of the partnerships. The remaining 60% interest in the partnerships is owned by two subsidiaries of Vornado Realty Trust (collectively, "Vornado"). The Company currently owns all of the non-voting common stock, representing an approximately 95% economic interest, in each of the Crescent Subsidiaries, and Crescent Operating owns all of the voting stock, representing an approximately 5% economic interest, in each of the Crescent Subsidiaries. As a result, the Company is not able to elect the boards of directors of the Crescent Subsidiaries and does not have the authority to control the management or operation of the Crescent Subsidiaries. Under the terms of the existing partnership agreements for each of the partnerships, the Company does not have the right to participate in the decisions with respect to the Partnerships. Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both Crescent Operating and Vornado. The partnership agreement for each of the partnerships provides for a buy-sell arrangement upon a failure of Crescent Operating and Vornado to agree on any of the specified major decisions pursuant to which the entire interest of Crescent Operating and the Company or the entire interest of Vornado may be purchased by the other party. Until November 1, 2000, the buy-sell arrangement can only be exercised by Vornado. Major decisions include approval of the annual capital and operating budgets for each partnership, decisions to deviate from the budgets by 10% or more and additional capital contributions. If the Company and Vornado fail to reach agreement on any of the specified major decisions prior to November 1, 2000, Vornado may purchase the Company's interest at cost (less distributions) plus a 10% per annum return. During the seven years thereafter, Vornado may set a price for the buy-sell arrangement, and the Company then may elect either to sell its interest to Vornado, or to purchase Vornado's interest, at the designated price. After October 31, 2007, either the Company or Vornado may set a price for the buy-sell arrangement, and the party who did not set the price may elect either to sell its interest to the other party, or to purchase the other party's interest, at the designated price. The exercise of the buy-sell arrangement in one partnership requires the purchaser under the arrangement to purchase the interest of the selling party in the other partnership on the same terms. There can be no assurance that Vornado or Crescent Operating will operate the partnerships in a way that will maximize the Company's return on its investment. See "-- Real Estate Risks Specific to the Company's Business -- Joint Ownership of Assets Limits Company's Flexibility with Investments."

     REVENUES FROM PROPOSED CASINO/HOTEL INVESTMENT DEPENDENT ON THIRD-PARTY OPERATORS AND CASINO/ HOTEL INDUSTRY. In connection with the proposed merger (the "Merger") with Station Casinos, Inc. ("Station"), the Company intends to lease the Casino/Hotel Properties to a new limited liability company (the "Station Lessee") that will be owned 50% by former management of Station and 50% by Crescent Operating or one of its affiliates. The Company expects that it will receive both base rent and a percentage of gross revenues above a certain minimum level pursuant to the leases, which will expire in 2008, subject to one, five-year renewal option. Although the rental payments have not yet been finally determined, it is anticipated that base rental payments will exceed 20% of current base rental revenues of the Company on an annual basis. As a result of the percentage rent payments, the Company will participate in the economic operations of the Casino/Hotel Properties only through its indirect participation in gross revenues. The amount of rent payable to the Company under the leases with respect to the Casino/Hotel Properties will depend on the ability of the Station Lessee to maintain and increase revenues from the Casino/ Hotel Properties. Accordingly, the Company's results of operations and its ability to meet its obligations will be affected by (i) changes in general and local economic conditions and the level of demand for the services of the Casino/Hotel Properties, a deterioration in either of which could adversely affect the Company's results of operations and its ability to meet its obligations, (ii) competition in the casino/hotel industry, an increase in which could reduce the gross revenues at the Casino/Hotel Properties and adversely affect the Company's results of operations and its ability to meet its obligations, (iii) governmental regulation that limits the ability of the Casino/Hotel Properties to continue conducting their business as presently conducted, (iv) any decision by the Nevada Gaming Commission or the Missouri Gaming Commission to suspend, revoke or not reissue a gaming license held by the Company or one of its subsidiaries or the Station Lessee, which decision would adversely affect the ability of the Station Lessee to continue making its lease payments to the Company and (v) the temporary or permanent loss of a riverboat or dockside facility due to casualty, mechanical failure or severe weather, which could prevent the

Station Lessee from deriving revenue from the affected location and thereby decrease its ability to make lease payments to the Company.

REAL ESTATE RISKS SPECIFIC TO THE COMPANY'S BUSINESS

     RISKS RELATED TO INVESTMENT STRATEGY. In implementing its investment strategies, the Company has invested in a broad range of real estate assets, and in the future, it may invest in additional types of real estate assets not currently included in its portfolio. There can be no assurance, however, that the Company will be able to implement its investment strategies successfully. As a result of its real estate investments, the Company will be subject to risks, in addition to general real estate risks, relating to the specific assets and asset types in which it invests. The Company is subject to the risks that, upon expiration, leases for space in the Office Properties and Retail Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Similarly, the Company is subject to the risk that the success of its investment in the Hotel Properties will be highly dependent upon such Properties' ability to compete in such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities. In addition, the Company is subject to risks relating to the Behavioral Healthcare Facilities, including the effect of any failure of the lessee of the Behavioral Healthcare Facilities to make the required lease payments (which equal more than 10% of the Company's current base rental revenues); the effects of factors, such as regulation of the healthcare industry and limitations on government reimbursement programs, on the ability of the lessee to make the required lease payments; and the limited number of replacement tenants in the event of a default under, or non-renewal of, the lease. If any one or a combination of such risks were realized, the Company could experience a material adverse change in its financial condition and results of operations, which could lead to difficulty in meeting its obligations.

     JOINT OWNERSHIP OF ASSETS LIMITS COMPANY'S FLEXIBILITY WITH INVESTMENTS. The Company has the right to invest, and in certain cases has invested, in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including the possibility that the Company's partners or co-investors might become bankrupt, that such partners or co-investors might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-investors may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Because it gives a third party, which is not controlled by the Company and which may have different goals and capabilities than the Company, the opportunity to influence the return the Company can achieve on some of its investments, joint ownership may adversely affect the ability of the Company to meet its obligations. See "-- Company Does Not Fully Control Certain Investments and Consequently Has No Control Over Revenues from the Investments -- Americold and URS Partnerships Controlled by Third Parties."

     RISK THAT ADEQUATE FINANCING WILL NOT BE AVAILABLE TO REFINANCE STATION DEBT. Station currently has outstanding approximately $919 million of indebtedness at rates in excess of the Company's current cost of capital. At the time of the closing of the Merger, as a result of covenants of certain Station indebtedness, the Company will be required to refinance an aggregate of approximately $378 million of such outstanding indebtedness. In addition, the Company intends to finance the transaction in part by incurring an additional $126 million in debt primarily related to transaction costs. There are no definitive agreements or arrangements for any such refinancing or the obtaining of any new debt, and there can be no assurance that the Company will be able to complete the refinancing or obtain the necessary financing or that the terms thereof will be favorable to the Company.

CONFLICTS OF INTEREST

     COMMON MANAGEMENT AND OWNERSHIP. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Company and Crescent Operating, and Gerald W. Haddock serves as the President, Chief Executive Officer and a director of Crescent Operating, the General Partner and the Company. As a result, Messrs. Rainwater, Goff and Haddock have fiduciary obligations to the Company, the Operating Partnership and Crescent Operating. Messrs. Rainwater, Goff and Haddock, together with the other management of the Company and the General Partner with a rank of Vice President or higher beneficially owned, as of April 13, 1998, 9,190,948 common shares of beneficial interest of the Company, par value $.01 per share (the "Common Shares") and 9,529,030 units of ownership interest in the Operating Partnership, representing an approximately 14.3% equity interest in the Company, and approximately the same percentage of the outstanding common stock of Crescent Operating through their ownership of 1,712,251 shares of Crescent Operating common stock. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between the Company, the Operating Partnership and Crescent Operating, because management of the Company may not have the same financial interests as the other shareholders or other investors in the Company. Members of management of the Company who also own shares of Crescent Operating will have a financial interest in the success of Crescent Operating that will not be shared by shareholders of the Company or investors in the Operating Partnership who do not also own shares of Crescent Operating. There can be no assurance that, as a result of such conflicts, the Company will not have less revenue available with which to satisfy its obligations when they become due. These conflicts and the material risks associated with them are set forth below.

     RELATIONSHIP WITH CRESCENT OPERATING. The Company has entered into an agreement (the "Intercompany Agreement") with Crescent Operating, which provides, subject to certain terms, that the Company will provide Crescent Operating with a right of first refusal to become the lessee of any real property acquired by the Company if the Company determines that, consistent with the Company's status as a real estate investment trust (a "REIT"), it is required to enter into a master lease arrangement, provided that Crescent Operating and the Company negotiate a mutually satisfactory lease arrangement and the Company determines, in its sole discretion, that Crescent Operating is qualified to be the lessee. As to opportunities for Crescent Operating to become the lessee of any assets under a master lease arrangement, the Intercompany Agreement provides that the Company must provide Crescent Operating with written notice of the lessee opportunity. During the 30 days following such notice, Crescent Operating has a right of first refusal with regard to the offer to become a lessee and the right to negotiate with the Company on an exclusive basis regarding the terms and conditions of the lease. If a mutually satisfactory agreement cannot be reached within the 30-day period (or such longer period to which Crescent Operating and the Company may agree), the Company may offer the opportunity to others, on terms not more favorable than those offered to Crescent Operating, for a period of one year thereafter before it must again offer the opportunity to Crescent Operating in accordance with the procedures specified above. The Company may, in its discretion, offer any investment opportunity other than a lessee opportunity to Crescent Operating upon such notice and other terms as the Company may determine. The certificate of incorporation of Crescent Operating, as amended and restated, generally prohibits Crescent Operating, for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Company was first given the opportunity, but elected not to pursue such activities or investments.

     Subsidiaries of Crescent Operating are the lessees of each of the Hotel Properties. Crescent Operating owns a 50% interest in Charter Behavioral Health Systems, LLC ("CBHS"), which is the lessee of the Behavioral Healthcare Facilities and the Company's largest tenant in terms of base rental revenues. On March 5, 1998, Crescent Operating entered into a definitive agreement to acquire from a subsidiary of Magellan Health Services, Inc. ("Magellan") the remaining 50% interest in CBHS. The

Company owns all of the non-voting stock and Crescent Operating owns all of the voting stock of the entities through which the Company made the Refrigerated Warehouse Investment and its investments in the Desert Mountain and Woodlands Residential Development Properties. In addition, it is anticipated that Crescent Operating will have the opportunity to own a 50% interest in the Station Lessee. The Company expects to offer Crescent Operating the opportunity to become a lessee and operator of other assets in accordance with the Intercompany Agreement.

     Due to the common management and ownership between the Company and Crescent Operating, management of the Company could experience conflicts of interest in the event of a dispute relating to any of the leases in which Crescent Operating is the lessee or if there were a default by Crescent Operating under a lease. Conflicts of interest also could arise in connection with the renegotiation or renewal of any lease or other agreement with Crescent Operating.

     RELATIONSHIP WITH MAGELLAN HEALTH SERVICES, INC. Mr. Rainwater, along with certain affiliates of and members of his family, owns approximately 19% of the outstanding common stock of Magellan, a subsidiary of which is a 50% owner (along with Crescent Operating) of CBHS. Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan. Through these relationships, Mr. Rainwater may have the ability to influence decisions of Magellan in a manner that may benefit Magellan to the detriment of Crescent Operating or the Company, or vice versa.

     JOINT INVESTMENTS. The Company has in the past and may in the future structure investments as joint investments with Crescent Operating. See "-- Relationship with Crescent Operating." The Company could experience potential conflicts of interest in connection with the negotiation of the terms of such joint investments due to its ongoing business relationship with Crescent Operating and the common management and common ownership among the Company, the Operating Partnership and Crescent Operating.

     COMPETITION FOR MANAGEMENT TIME. Messrs. Rainwater, Goff and Haddock currently are engaged, and will in the future continue to engage, in the management of other properties and business entities, including Crescent Operating. Messrs. Rainwater, Goff and Haddock may experience conflicts of interest in allocating management time, services and functions among the Company and the various other business activities, including the operation of Crescent Operating, in which any of them are or may become involved.

     LEGAL REPRESENTATION. Shaw Pittman Potts & Trowbridge, which has served as securities and tax counsel to the Company, also serves as special counsel to Crescent Operating in connection with certain matters. In the event any controversy arises in which the interests of the Company appear to be in conflict with those of Crescent Operating, other counsel may be retained for one or both parties.

RISK OF INABILITY TO MANAGE RAPID GROWTH AND ACQUISITION OF SUBSTANTIAL NEW ASSETS EFFECTIVELY

     From the time it commenced operations in May 1994 through December 31, 1997, the Company has experienced rapid growth, increasing its total assets by approximately 1,770%, after giving pro forma effect to the proposed Merger with Station and investments completed after December 31, 1997. There can be no assurance that the Company will be able to manage its growth effectively and the failure to do so may have an adverse effect on the financial condition and results of operations of the Company. If such an adverse effect were great enough, the Company could have difficulty meeting its obligations when they become due.

GENERAL REAL ESTATE RISKS AFFECTING THE COMPANY

     The following paragraphs describe the material factors influencing the general real estate risks to which the Company is subject.

     COMPANY'S INABILITY TO CONTROL CERTAIN FACTORS AFFECTING PERFORMANCE AND VALUE. The economic performance and value of the Company's real estate assets will be subject to the risks normally associated with changes in national, regional and local economic and market conditions, as discussed below. The principal markets in which the Company's Properties are located are Dallas/Fort Worth, Houston and Austin, Texas and Denver, Colorado. The economic condition of each of these markets is dependent on a limited number of industries, and an economic downturn in some or all these industries could adversely affect the Company's performance in that market. Other local economic conditions that may affect the performance and value of the Company's Properties include excess supply of office space and competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance and management services. These factors may adversely affect the ability of the tenants to pay rent. In addition, other factors may affect the performance and value of a Property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any Residential Development Property) and the availability of financing. Any of these factors, each of which is beyond the control of the Company, could reduce the income that the Company receives from the Properties, thereby adversely affecting the Company's ability to meet its obligations.

     REAL ESTATE INVESTMENTS ARE ILLIQUID. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations and its ability to meet its obligations.

     RISK OF ENVIRONMENTAL LIABILITY. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the Properties and the Company is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Company's business, assets or results of operations. The application of environmental laws to a specific Property owned by the Company will be dependent on a variety of Property-specific circumstances, including the former uses to which the Property was put and the building materials used at each Property. Prior to the Company's acquisition of its Properties, independent environmental consultants conducted or updated Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) on the Properties. None of these Phase I assessments or updates revealed any materially adverse environmental condition not known to the Company or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. If the Company were subject to environmental liability, the liability could be so great that the Company could have difficulty meeting its obligations when they become due.

FINANCIALLY DISTRESSED PROPERTIES ARE RISKIER INVESTMENTS THAN OTHER PROPERTIES

     Implementation of the Company's strategy of investing in real estate assets in distressed circumstances has resulted in the acquisition of certain Properties from owners that were in poor financial condition, and such strategy is expected to result in the purchase of additional properties under similar circumstances in the future. In addition to general real estate risks, properties acquired in distressed situations present risks related to inadequate maintenance, negative market perception and continuation of circumstances which precipitated the distress originally. If a Property has been inadequately maintained, capital and maintenance expenditures may be significant. A negative market perception of a Property may make the Property more difficult to lease than originally expected, resulting in lower occupancy rates and lease revenues for a longer period of time than the Company originally anticipated. A continuation of factors precipitating distress, such as adverse regional economic conditions, could adversely affect the Company's return on its investment in the Property or asset and the amount of funds the Company has available to meet its obligations.

CHANGE IN POLICIES

     The Board of Trust Managers provides guidance to the senior management of the Company regarding the Company's operating and financial policies and strategies, including its policies and strategies with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions. These policies and strategies may be revised, from time to time, without shareholder approval. Changes in the Company's policies and strategies could adversely affect the Company's financial condition and results of operations. In addition, the Company has the right and intends to acquire additional real estate assets pursuant to and consistent with its investment strategies and policies without shareholder approval.

COMPANY'S SUCCESS DEPENDS ON KEY PERSONNEL

     The Company is dependent on the efforts of senior management personnel of the Company and the General Partner. These senior management personnel include Richard E. Rainwater, Chairman of the Board of Trust Managers of the Company, John C. Goff, Vice Chairman of the Board of Trust Managers of the Company, and Gerald W. Haddock, President, Chief Executive Officer and Trust Manager of the Company, and President, Chief Executive Officer and sole Director of the General Partner. While the Company believes that it would be possible to find replacements for these key executives, the loss of their services could have an adverse effect on the operations of the Company. Mr. Rainwater has no employment agreement with the Company and, therefore, is not obligated to remain with the Company for any specified term. Each of Messrs. Goff and Haddock has entered into employment agreements with the Company, and each of Messrs. Rainwater, Goff and Haddock has entered into a noncompetition agreement with the Company. Neither the Company nor the General Partner has obtained key-man insurance for any of its senior management personnel.

LIMITED RESTRICTIONS ON INCREASES IN DEBT

     The Company is subject to the risks normally associated with debt financing, including the risk that the Company's net operating income will be insufficient to meet required payments of principal and interest, risks associated with possible increases in variable interest rates, the risk that the Company will not be able to refinance existing indebtedness or, if necessary, to obtain additional financing for necessary capital expenditures such as renovations and other improvements on favorable terms or at all. A default under secured indebtedness could result in a transfer of the secured asset to the mortgagee, with a consequent loss of income and asset value to the Company.

     The Company's organizational documents do not limit the level or amount of debt that it may incur. It is the Company's current policy to pursue a strategy of conservative use of leverage, generally with a ratio of debt to total market capitalization of the Company targeted at approximately 40 percent, although this policy is subject to reevaluation and modification and could be increased above 40 percent. The Company has based its debt policy on the relationship between its debt and its total market capitalization, rather than the book value of its assets or other historical measures that typically have been employed by publicly traded REITS, because management believes that market capitalization more accurately reflects the ability of the Company to borrow money and to meet its debt service requirements. Market capitalization is, however, more variable than book value of assets or other historical measures. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the financial condition and results of operations of the Company and the ability to meet its obligations.

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 24, 1998              CRESCENT REAL ESTATE EQUITIES COMPANY



                                    By:  /s/ DALLAS E. LUCAS
                                         -----------------------
                                             Dallas E. Lucas
                                        Senior Vice President and
                                         Chief Financial Officer